CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A-1, into the Company's previously filed Registration Statements File Nos. 33-47479, 33-87650, 33-96436, 33-96436,
33-97710, 33-97760, 33-99792 and 33-99794.



                                                      /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts,
August 15, 1996